UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

On July 29, 2016, the Company issued a press release disclosing its second quarter financial results.  The Company's press release, as originally published, had an inadvertent inconsistency in reported return on average assets, return on average equity and average common equity, and net interest margin between the narrative of the press release and an accompanying disclosure table.  In all cases, the previously released narrative was correct and the table has been amended accordingly.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

On July 29, 2016, Pathfinder Bancorp, Inc. issued a press release disclosing its second quarter financial results.  A copy of the press release is included as Exhibit 99.1 to this report.

The information in Item 2.02 to this Form 8-K and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except shall be expressly set forth by specific in such filing.

Item 9.01 Financial Statements and Results

Exhibit 99.1. Press Release dated July 29, 2016 reporting financial results for the fiscal quarter ending June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: August 2, 2016	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer

Item 9.01 Financial Statements and Results

Exhibit 99.1

PATHFINDER BANCORP, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands except per share amounts)

	For the three months		For the six months
	ended June 30,		ended June 30,
	(Unaudited)		(Unaudited)
	2016	2015	2016	2015

Condensed Income Statement
Interest and dividend income	$5,866	$5,302	$11,578	$10,388
Interest expense	873	623	1,745	1,206
Net interest income	4,993	4,679	9,833	9,182
Provision for loan losses	150	401	360	784
	4,843	4,278	9,473	8,398
Noninterest income excluding net gains on sales of
securities, loans and foreclosed real estate	904	907	1,825	1,720
Net gain on sales of securities, loans and foreclosed real estate	122	45	202	97
Noninterest expense	4,778	4,232	9,481	8,456
Income before income taxes	1,091	998	2,019	1,759
Provision for income taxes	225	290	498	514

Net Income	$866	$708	$1,521	$1,245
Net income attributable to noncontrolling interest	$34	$14	$28	$22
Net income attributable to Pathfinder Bancorp, Inc.	$832	$694	$1,493	$1,223

Preferred stock dividends	-	33	16	65
Net income available to common shareholders	$832	$661	$1,477	$1,158

	For the Periods Ending
	June 30,	December 31,	June 30,
	2016	2015	2015
Selected Balance Sheet Data
Assets	$670,971	$623,254	$600,325
Earning assets	625,938	581,722	563,249
Total loans	450,581	430,438	403,411
Deposits	526,068	490,315	457,575
Borrowed funds	63,450	41,300	62,000
Allowance for loan losses	5,930	5,706	5,900
Subordinated loans	15,008	14,991	5,155
Pathfinder Bancorp, Inc. Shareholders' equity	59,689	70,805	69,671

Asset Quality Ratios
Net loan charge-offs (annualized) to average loans	0.06%	0.25%	0.12%
Allowance for loan losses to period end loans	1.32%	1.33%	1.46%
Allowance for loan losses to nonperforming loans	115.17%	107.30%	93.96%
Nonperforming loans to period end loans	1.14%	1.24%	1.56%
Nonperforming assets to total assets	0.84%	0.94%	1.11%

PATHFINDER BANCORP, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands except share and per share amounts)

	For the three months		For the six months
	ended June 30,		ended June 30,
	(Unaudited)		(Unaudited)
	2016	2015	2016	2015

Key Earnings Ratios
Return on average assets	0.50%	0.46%	0.45%	0.41%
Return on average common equity**	5.84%	4.82%	5.14%	4.28%
Return on average equity	5.84%	3.93%	4.79%	3.48%
Net interest margin	3.16%	3.33%	3.16%	3.31%

Share and Per Share Data
Basic weighted average shares outstanding*	4,149,307	4,120,000	4,144,643	4,116,961
Basic earnings per share*	$0.20	$0.16	$0.36	$0.28
Diluted weighted average shares outstanding*	4,233,678	4,187,210	4,226,071	4,178,506
Diluted earnings per share*	$0.20	$0.16	$0.35	$0.28
Cash dividends per share	$0.05	$0.03	$0.10	$0.06
Book value per common share at June 30, 2016 and 2015			13.70	13.02
Tangible book value per common share at June 30, 2016 and 2015			12.61	11.93

* Basic and diluted earnings per share are calculated based upon net income available to common shareholders after preferred stock dividends.
Weighted average shares outstanding do not include unallocated ESOP shares.

** Common Equity includes the book value of the Company's common shares, retained earnings and additional paid-in capital. This amount is equal to the Company's total equity minus the book value of preferred stock outstanding.

The above information is preliminary and based on the Company's data available at the time of presentation.